Exhibit 3.2

BYLAWS
OF
FIRST FINANCIAL NORTHWEST, INC.

ARTICLE I

Principal Office

SECTION 1.                      Principal Office.  The principal office and place of business of the corporation in the state of Washington shall be located in the City of Renton, King County.

SECTION 2.                      Other Offices.  The corporation may have such other offices as the Board of Directors may designate or the business of the corporation may require from time to time.

ARTICLE II

Shareholders

SECTION 1.                      Place of Meetings.  All annual and special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within the State of Washington as the Board of Directors may determine.

SECTION 2.                      Annual Meeting.  A meeting of the shareholders of the corporation for the election of directors and for the transaction of any other business of the corporation shall be held annually on the third Wednesday of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 9:00 a.m., Pacific time, or at such other date and time as the Board of Directors may determine.

SECTION 3.                      Special Meetings.  Special meetings of the shareholders for any purpose or purposes shall be called in accordance with the procedures set forth in the Articles of Incorporation.

SECTION 4.                      Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these bylaws.  The Board of Directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

SECTION 5.                      Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Chapter 23B.12.020 of the Revised Code of Washington or its successor, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date.  If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  When any shareholders' meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.                      Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date in any case shall be not more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

SECTION 7.                      Voting Lists.  At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  This list of shareholders shall be kept on file at the home office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting.  The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

SECTION 8.                      Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a quorum is present or represented at a meeting, a majority of those present or represented may transact any business which comes before the meeting, unless a greater percentage is required by law.  If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

SECTION 9.                      Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors.  All proxies shall be filed with the secretary of the corporation before or at the commencement of meetings.  No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder (or his duly authorized attorney in fact, as the case may be) granting the proxy.  No proxy shall be valid after eleven months from the date of its execution unless it is coupled with an interest.

SECTION 10.                 Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  A certified copy of a resolution adopted by such directors shall be conclusive as to their action.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 11.                 Voting.  Every holder of outstanding shares of capital stock of the corporation entitled to vote at any meeting shall be entitled to the number of votes (if any) as set forth in the Articles of Incorporation.  Shareholders shall not be entitled to cumulative voting rights in the election of directors.  Unless otherwise provided in the Articles of Incorporation, by statute, or by these bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 12.                Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

ARTICLE III

Board of Directors

SECTION 1.                      General Powers.  All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.  The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

SECTION 2.                      Number, Term and Election.  The Board of Directors shall consist of eight (8) members divided into three classes as nearly equal in number as possible.  The member of each class shall be elected by ballot for a term of (3) years and shall serve until his or her successor is elected and qualified.  One class shall be elected by ballot each year at the annual meeting.

SECTION 3.                      Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders, and at the same place as other regularly scheduled meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4.                     Qualifications.  A person shall not be a Director of the corporation if that individual:  (i) is not a resident of a state of the United States; (ii) has been adjudicated a bankrupt or has taken the benefit of any insolvency law or has made a general assignment for the benefit or creditors; (iii) has suffered a judgment for a sum of money which has remained unsatisfied after all legal proceedings have been of record or unsecured on appeal for a period of more than three months; or (iv) is a director of a bank, trust company, or national banking association, a majority of the Board of Directors of which are directors of this corporation.

SECTION 5.                    Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the directors.  The persons authorized to call special meetings of the Board of Directors may fix any place, within the corporation's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute attendance in person, but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

SECTION 6.                  Notice of Special Meetings.  Written notice of any special meeting shall be given to each director at least two days prior thereto, when delivered personally or by telegram, or at least five days prior thereto, when delivered by mail at the address at which the director is most likely to be reached.  Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7.                Quorum.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

SECTION 8.                Manner of Acting.  The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these bylaws.

SECTION 9.              Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 10.            Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the corporation addressed to the chairman of the board or the president.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.  More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

SECTION 11.            Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  A directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term continuing only until the next election of directors by the stockholders.

SECTION 12.            Compensation.  A director may receive, by the affirmative vote of a majority of all the directors, reasonable compensation for (i) attendance at meetings of the Board of Directors; (ii) service as an officer of the corporation, provided his duties as officer require and receive his regular and faithful attendance at the corporation; and (iii) service as a member of a committee of the Board of Directors; provided, however, that a director receiving compensation for services as an officer pursuant to (ii) shall not receive any additional compensation for service under (I) and (iii)

SECTION 13.            Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on a corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within five (5) days after the date he receives a copy of the minutes of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14.             Performance of Duties.  A director shall perform his or her duties as a director, including the duties as a member or any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonable believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing such duties, a director shall be entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by:  (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the board upon which he or she does not serve, duly designated in accordance with a provision of these Bylaws, as to matters within it designated authority, which committee the director reasonable believes to merit confidence.  However, a director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

SECTION 15.             Advisory Directors and Directors Emeriti. The board of directors may by resolution appoint advisory directors and directors emeriti to the board, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide.  Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

ARTICLE IV

Committees of the Board of Directors

SECTION 1.               Appointment.  The board of  directors may, by resolution adopted by a majority of the full  board, may designate an executive officer of the corporation who also serves as a director of the corporation and two (2) or more of the other directors, who do not serve as executive officers of the corporation, to constitute an executive committee.  The designation of any committee pursuant to this Article IV, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

SECTION 2.               Authority.  The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to:  the declaration of dividends; the amendment of the charter of the corporation or bylaws of the corporation, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

SECTION 3.               Tenure.  Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee.

SECTION 4.               Meetings.  Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution.  Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral.  Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 5.               Quorum.  A majority of the members of the executive committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6.               Action Without a Meeting.  Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

SECTION 7.               Vacancies.  Any vacancy in the executive committee may be filled by a resolution adapted by a majority of the full Board of Directors.

SECTION 8.               Resignations and Removal.  Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors.  Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation.  Unless otherwise specified thereon, such resignation shall take effect upon receipt.  The acceptance of such resignation shall not be necessary to make it effective.

SECTION 9.               Procedure.  The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws.  It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

SECTION 10.             Audit Committee.  At each annual meeting of the Board of Directors, the chairman, with the approval of the Board, shall appoint from among members of the Board, an Audit Committee consisting of not less than three members of the Board, none of whom may be members of management, all of whom shall serve until the next annual meeting and until their successors are appointed and confirmed.

SECTION 11.             Other Committees.  The Board of Directors may, by resolution, establish such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the corporation and may prescribe the duties, constitution, and procedures thereof.

ARTICLE V

Officers

SECTION 1.               Positions.  The officers of the Corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The board of directors may also designate the chairman of the board as an officer.  The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer.  The president shall be a director of the Corporation.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.               Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The board of directors may authorize the corporation to enter into an employment contract with any officer in accordance with applicable law.

SECTION 3.               Removal.  Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.               Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.               Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.                Contracts.  Except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.

SECTION 2.                Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.                Checks, Drafts, Etc.  All checks, drafts, or other orders for the paym ent of money, notes, or other evidences of indebtedness in the name of the corporation shall be signed by one or more officer, employee, or agent of the corporation in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4.                Deposits.  All funds of the corporation not otherwise employed shall be deposits form time to time to the credit of the corporation in any of its duly authorized depositories as the Board of Directors may select.

SECTION 5.                Contracts with Directors and Officers. To the fullest extent authorized by and in conformance with Washington law, the corporation may enter into contracts with and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, employees and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, or otherwise, as freely as though such interest did not exist, except that no loans shall be made by the corporation secured by its shares.  In the absence of fraud, the fact that any director, officer, employee, shareholder, or any corporation, association, firm or other entity of which any director, officer, employee or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, employee or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (i) the vote of a majority of the Board of Directors excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or (iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote.  All loans to officers and directors shall be subject to Federal and state laws and regulations.  Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

SECTION 6.                Shares of Another Corporation.  Shares of another corporation held by this corporation may be voted by the president or any vice president, or by proxy appointment form by either of them, unless the directors by resolution shall designate some other person to vote the shares.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1.               Certificates for Shares and Uncertificated Shares.  Certificates representing shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the chief executive officer or by any other officer of the corporation authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees.  Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.  Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificates until such certificate is surrendered to the corporation.

SECTION 2.               Transfer of Shares.  Transfer of shares of capital stock of the corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by power of attorney duly executed and filed with the corporation.  Such transfer shall be made only on surrender for cancellation of the certificate for such shares.  The person in whose name of shares of capital stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 3.               Certification of Beneficial Ownership.  The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number os shares specified in place of the shareholder making the certification.

SECTION 4.               Lost Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the corporation shall end on the last day of December of each year.  The corporation shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE IX

Dividends

Subject to the terms of the corporation's Articles of Incorporation and the laws of the State of Washington, the Board of Directors may, from time to time, declare, and the corporation may pay, dividends upon its outstanding shares of capital stock.

ARTICLE X

Corporate Seal

The corporation need not have a corporate seal.  If the directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation, and the words "Corporate Seal."

ARTICLE XI

Amendments

In accordance with the corporation's Articles of Incorporation, these bylaws may be repealed, altered, amended or rescinded by the shareholders of the corporation only by vote of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).  In addition, the board of directors may repeal, alter, amend or rescind these bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these bylaws.

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